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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in this registration statement of Getty Images, Inc. on Form S-4 of our report dated March 13, 1997, of our audits of the consolidated financial statements and financial statement schedules of Getty Communications plc as of December 31, 1996 and 1995, and for the period March 14, 1995 through December 31, 1995 and for the year ended December 31, 1996, and the consolidated financial statements and financial statement schedules of Tony Stone Associates Limited as of December 31, 1994 and March 13, 1995, and for the year ended December 31, 1994 and for the period January 1, 1995 through March 13, 1995, which report is included in the Annual Report of Getty Communications plc on Form 20-F. We also consent to the reference to our firm under the caption "Experts".

                                          Coopers & Lybrand
                                          Chartered Accountants

London
October [  ], 1997